                                                                   EXHIBIT 1.(5)

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MONY
LIFE INSURANCE
COMPANY OF
AMERICA



Signed for MONY Life Insurance
Company of America, a stock company,
on the Date of Issue.

Administrative Office
1740 Broadway New York, NY 10019

Operations Center
One MONY Plaza,
PO Box 4830, Syracuse, NY 13221
1(800) 487-6669

Home Office
40 North Central Avenue,
Phoenix, AZ 85004



MICHAEL I. ROTH, Chairman



SAMUEL J. FOTI, President



DAVID S. WALDMAN, Secretary
RIGHT TO RETURN POLICY - THIS POLICY MAY BE RETURNED TO US WITHIN TEN DAYS FROM THE DATE YOU RECEIVE IT BY DELIVERING OR MAILING IT TO OUR ADMINISTRATIVE OFFICE, A LOCAL OFFICE OF OURS, OR TO ANY AGENT OF OURS. WE WILL THEN REFUND ANY PREMIUM PAID. THE POLICY WILL BE CONSIDERED NEVER TO HAVE BEEN ISSUED. IF YOU RETURN BY MAIL THE CANCELLATION WILL BE EFFECTIVE ON THE DATE IT IS POSTMARKED (IF PROPERLY ADDRESSED WITH POSTAGE PREPAID).


MONY Life Insurance Company of America will pay the benefits provided in this Policy, subject to all the policy provisions.

INSUREDS:
NAME:           Jane Doe
ISSUE AGE:      35
CLASS:          Standard Class - Non Smoker
NAME:           John Doe
ISSUE AGE:      35
CLASS:          Standard Class - Non Smoker
POLICY NUMBER:                     B 0000-00-00
POLICY DATE:                       04-01-1998
INITIAL SPECIFIED AMOUNT:          $100,000
DATE OF ISSUE:                     04-01-1998
MATURITY DATE:                     04-0l-2063
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BRIEF DESCRIPTION

THIS IS A LAST SURVIVOR FLEXIBLE PREMIUM VARIABLE LIFE TO MATURITY DATE POLICY. SPECIFIED AMOUNT MAY BE INCREASED OR DECREASED. NET PREMIUMS MAY BE ALLOCATED TO ONE OR MORE SUB-ACCOUNTS OF THE VARIABLE ACCOUNT OR TO THE GUARANTEED INTEREST ACCOUNT. IF THE VALUES HAVE BEEN SUFFICIENT TO CONTINUE THE POLICY IN FORCE:
DEATH PROCEEDS ARE PAYABLE IN EVENT OF DEATH OF THE SURVIVING INSURED (NO BENEFIT IS PAYABLE UPON THE DEATH OF THE FIRST INSURED TO DIE) BEFORE THE MATURITY DATE; CASH VALUE, IF ANY, IS PAYABLE IF EITHER INSURED IS LIVING AT THE MATURITY DATE. DEATH BENEFIT AND POLICY VALUES REFLECT INVESTMENT RESULTS. FLEXIBLE PREMIUMS UNTIL THE MATURITY DATE. NONPARTICIPATING (NO DIVIDENDS PAYABLE).
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IMPORTANT NOTICE(s)

THIS POLICY IS A LEGAL CONTRACT BETWEEN THE POLICY OWNER AND THE COMPANY. READ YOUR POLICY CAREFULLY.

THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT RESULTS. BUT THE DEATH BENEFIT WILL NEVER BE LESS THAN THE SPECIFIED AMOUNT IN FORCE LESS ANY DEBT. SEE DEATH PROCEEDS DEATH BENEFIT OPTIONS SECTION TO DETERMINE DEATH PROCEEDS.

THE FUND VALUE IN THE VARIABLE ACCOUNT INCREASES OR DECREASES DEPENDING ON INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM FUND VALUE, CASH VALUE OR SURRENDER VALUE. SEE FUND VALUE, CASH VALUE, SURRENDER AND SUB-ACCOUNT UNIT VALUE SECTIONS.



B1-98 LAST SURVIVOR FLEXIBLE PREMIUM VARIABLE LIFE                        PAGE 1

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TABLE OF CONTENTS

 Section                                                                                                    Page

   1.   BENEFITS AND PREMIUMS, CHARGES AND EXPENSES............................................................3
             Policy Description; Death Benefit; Riders; Premium; Specifications And Charges.

   2.   GUARANTEED MONTHLY INSURANCE RATES....................................................................3B
          Table Of Younger Insured's Attained Age And Corresponding Rate.

   3.   VARIABLE ACCOUNT, THE FUNDS AND SUB-ACCOUNTS...........................................................4
          Listing Of Sub-Accounts And Funds.

   4.   ABOUT THIS POLICY......................................................................................5
          An Overview Of Basic Policy Provisions.

   5.   WE WILL PAY............................................................................................6
          Payment Of Death Proceeds; How Death Proceeds Are Determined.

   6.   PREMIUMS...............................................................................................6
          Payment Of Premiums; Guideline Premium Limit; Net Premium; Premiums
          Before Or At Delivery; Allocation Of Net Premiums; Scheduled Premiums;
          Unscheduled Premiums

   7.   DEATH PROCEEDS-DEATH BENEFIT OPTIONS...................................................................8
          Death Benefit Options; Change In Death Benefit Options.

   8.   FUND VALUE.............................................................................................9
          How Fund Value Is Determined.

   9.   CASH VALUE.............................................................................................9
          Cash Value Of The Policy.

  10.   TRANSFERS..............................................................................................9
          Types Of Transfers; Allocation Rules.

  11.   SURRENDER.............................................................................................10
          Surrender For Cash Value.

  12.   PARTIAL SURRENDER.....................................................................................10
          Partial Surrenders; Surrender Fees; Allocation Rules; Effect On Death Benefit.

  13.   SURRENDER CHARGE......................................................................................11
          Surrender Charge; Surrender Charge After Increase In Specified Amount.

  14.   LOANS.................................................................................................11
          Loan Value; Loan Interest; Allocation Rules.

  15.   LOAN ACCOUNT..........................................................................................12
          Loan Account; Annual Loan Interest Rate; Interest Allocation.

  16.   OPTIONAL POLICY CHANGES...............................................................................13
          Increasing And Decreasing The Specified Amount; Changing The Death Benefit
          Option.

  17.   OPTION TO SPLIT POLICY................................................................................13
          Terms And Conditions For Splitting Policy Into Two Individual Life Policies.

                           FOR INFORMATION OR TO MAKE
                A COMPLAINT, CALL 1-800-487-MONY (1-800-487-6669)
                    OR WRITE TO US AT OUR OPERATIONS CENTER:
                 ONE MONY PLAZA, PO BOX 4830, SYRACUSE, NY 13221

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 Section                                                                                                    Page

  18.   RIGHTS OF OWNER.......................................................................................16
          Owner Of The Policy; Owner's Rights.

  19.   BENEFICIARY...........................................................................................16
          Beneficiary Of The Policy; Changing The Beneficiary.

  20.   THE VARIABLE ACCOUNT..................................................................................16
          Variable Account; Sub-Accounts; Changes To The Variable Account.

  21.   SUB-ACCOUNT UNIT VALUE................................................................................17
          Unit Value Determination.

  22.   THE GUARANTEED INTEREST ACCOUNT.......................................................................18
          Guaranteed Interest Account; Interest Rate Applied To The Guaranteed Interest
          Account.

  23.   MONTHLY DEDUCTION.....................................................................................18
          Monthly Deduction Determination; Monthly Deduction Allocation.

  24.   GRACE PERIOD..........................................................................................18
          Minimum Monthly Premium; Notice of Insufficient Premium/Value; Length of
          Grace Period.

  25.   REINSTATEMENT.........................................................................................19
          Period And Requirements For Reinstatement.

  26.   COST OF INSURANCE.....................................................................................20
          Cost Of Insurance Determination; Amount At Risk.

  27.   INSURANCE RATE........................................................................................21
          Insurance Rate Determination; Review Of Insurance Rate.

  28.   CONTINUATION OF INSURANCE.............................................................................21
          Continuation Of Policy If Premium Payments Are Not Continued.

  29.   DEFINITION OF LIFE INSURANCE..........................................................................21
          Cash Value Accumulation Test; Guideline Premium/Cash Value Corridor Test.

  30.   BASIS OF CALCULATION..................................................................................22
          Method Of Calculations On File With State Supervisory Official.

  31.   DATES AND POLICY PERIODS..............................................................................22
          How Dates Are Determined; How Periods Are Measured.

  32.   GENERAL PROVISIONS....................................................................................22
          The Contract; Statements In Application;
          Incontestability; Misstatement Of Age Or Gender;
          Suicide Exclusion; Assignment; Policy Payment;
          Relationships; Postponement Of Certain Payments Or
          Transfers; Reports; Projection of Benefits And Values;
          Nonparticipation.

  33.   SETTLEMENT OPTIONS....................................................................................24
          Election Of Settlement Options; Settlement (Payout) Options Available; Minimum
          Monthly Income Tables.
          ENDORSEMENTS, IF ANY
          RIDERS, IF ANY
          APPLICATION




PAGE 2A

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1. SCHEDULE OF BENEFITS AND PREMIUMS, CHARGES AND EXPENSES

BENEFITS AND PREMIUMS

Last Survivor Flexible Premium Variable Life Policy
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Death Benefit Option 1 in effect

              Specified Amount In Force                                                                               $100,000
              Guaranteed Monthly Insurance Rates for Initial Specified Amount                                    see Section 2
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Guaranteed Death Benefit Rider
              Guarantee period to later of 10th policy
              anniversary or the date the younger Insured attains
              (or would have attained) age 70
              Monthly Guarantee Premium                                                                                 $39.72
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Four Year Term Insurance Rider Initial Amount                                                                         $100,000
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First Premium                                                                                                           $50.00
Scheduled Premiums                                                                                                      $50.00
               at 1 Policy Month intervals measured from 5-1-98
Guideline Premium Limit as of Policy Date                                                                             $9760.43
Minimum Monthly Premium                                                                                                 $31.00
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Under the terms of the Policy, the scheduled premium shown above may not continue the Policy inverse to the Maturity Date even if this amount is paid as scheduled. The period for which the Policy will continue will depend on: the amount of premiums paid; changes in Specified Amount and death benefit options; changes in interest credited, expenses, fund performance and mortality deductions; deductions for riders and benefits and any partial surrenders and policy loans. During the first three policy years, premiums paid less partial surrenders (excluding their fees) must equal the Minimum Monthly Premium times the number of months the Policy has been in force. Election of the Guaranteed Death Benefit Rider can provide for guaranteed continuation of the Policy and some riders if certain requirements are met.
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CHARGES AND EXPENSES

         Transfer Charge Current                                                                                            $0
                                                                                (subject to change; see Transfers, Section 10)
         Guaranteed Maximum                                                                                                $25
         Daily Mortality and Expense Risk Charge.                                                                      000959%
                                                                                                              (0.35% annually)
         Sales Charge
                    6% of each premium received until the total
                    of all premiums received in the year equals
                    $461.23; plus 3% of each premium received in
                    excess of that amount during years 1 through
                    10.
                    3% of each premium received during years 11
                    and later.
         Premium Tax Charge
                    2.25% of each premium received subject to
                    change based upon changes in applicable state
                    tax laws or cost to the Company.
         Federal Tax Charge
                    1.5% of each premium received subject to
                    change based upon changes in applicable
                    federal tax laws or cost to the Company.
         Administrative Charge
                    $7.50 per month is included in the monthly
                    deduction on a Monthly Anniversary Day.
         Per $1,000 Initial Specified Amount Charge
                    $7.00 per month during years 1 through 10.

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SECTION 1 CONTINUED

     Table of Death Benefit Percentages;

     Cash Value Accumulation Test

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Attained Age Of              Applicable Death                Attained Age Of                Applicable Death
-------------------------------------------------------------------------------------------------------------
Younger Insured             Benefit Percentage               Younger Insured               Benefit Percentage
-------------------------------------------------------------------------------------------------------------
       35                         785.8                            68                            197.2
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       36                         752.0                            69                            190.2
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       37                         719.7                            70                            183.6
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       38                         688.7                            71                            177.4
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       39                         659.2                            72                            171.5
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       40                         630.9                            73                            166.1
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       41                         603.9                            74                            160.9
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       42                         578.0                            75                            156.1
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       43                         553.4                            76                            151.7
-------------------------------------------------------------------------------------------------------------
       44                         529.8                            77                            147.5
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       45                         507.2                            78                            143.7
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       46                         485.7                            79                            140.1
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       47                         465.1                            80                            136.8
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       48                         445.4                            81                            133.7
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       49                         426.6                            82                            130.8
-------------------------------------------------------------------------------------------------------------
       50                         408.7                            83                            128.2
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       51                         391.5                            84                            125.8
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       52                         375.1                            85                            123.7
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       53                         359.5                            86                            121.7
-------------------------------------------------------------------------------------------------------------
       54                         344.6                            87                            119.9
-------------------------------------------------------------------------------------------------------------
       55                         330.4                            88                            118.2
-------------------------------------------------------------------------------------------------------------
       56                         316.9                            89                            116.6
-------------------------------------------------------------------------------------------------------------
       57                         303.9                            90                            115.2
-------------------------------------------------------------------------------------------------------------
       58                         291.6                            91                            113.8
-------------------------------------------------------------------------------------------------------------
       59                         279.9                            92                            112.4
-------------------------------------------------------------------------------------------------------------
       60                         268.7                            93                            111.0
-------------------------------------------------------------------------------------------------------------
       61                         258.0                            94                            109.5
-------------------------------------------------------------------------------------------------------------
       62                         247.9                            95                            108.1
-------------------------------------------------------------------------------------------------------------
       63                         238.3                            96                            106.6
-------------------------------------------------------------------------------------------------------------
       64                         229.1                            97                            105.1
-------------------------------------------------------------------------------------------------------------
       65                         220.5                            98                            104.1
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       66                         212.3                            99                            103.0
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       67                         204.5                            100                           101.0
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PAGE 3-CONT.

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1A. SURRENDER CHARGE

           The surrender charge as of the policy date for the Initial Specified Amount is $461.23

           The surrender charge for the Initial Specified Amount declines each year and is the applicable percentage (shown in the table below) of the surrender charge as of the policy date.


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           Policy Year           Applicable %          Policy Year            Applicable %
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                1                    100%                   7                      40
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                2                     90                    8                      30
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                3                     80                    9                      20
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                4                     70                   10                      10
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                5                     60              11 and later                 0
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                6                     50
           -------------------------------------------------------------------------------

           See surrender charge section for the effect of any change in Specified Amount.




                                                                          PAGE3A

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2. GUARANTEED MONTHLY INSURANCE RATES FOR INITIAL SPECIFIED AMOUNT

           Rates are per $1,000 of Amount at Risk - see Cost of Insurance section.

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Younger Insured's                                   Younger Insured's
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   Attain Age                   Rate                  Attained Age                      Rate
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       35                      .00006                      67                          .61475
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       36                      .00070                      68                          .72150
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       37                      .00129                      69                          .84601
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       38                      .00199                      70                          .99430
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       39                      .00283                      71                         1.17414
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       40                      .00387                      72                         1.39468
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       41                      .00512                      73                         1.66251
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       42                      .00658                      74                         1.98046
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       43                      .00830                      75                         2.34948
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       44                      .01030                      76                         2.76899
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       45                      .01269                      77                         3.23953
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       46                      .01547                      78                         3.76645
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       47                      .01875                      79                         4.36390
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       48                      .02256                      80                         5.05200
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       49                      .02707                      81                         5.85173
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       50                      .03243                      82                         6.78444
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       51                      .03884                      83                         7.85568
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       52                      .04661                      84                         9.05986
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       53                      .05595                      85                         10.38554
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       54                      .06693                      86                         11.82373
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       55                      .07993                      87                         13.36648
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       56                      .09497                      88                         15.01179
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       57                      .11205                      89                         16.77412
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       58                      .13173                      90                         18.67204
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       59                      .15495                      91                         20.75205
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       60                      .18258                      92                         23.10056
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       61                      .21591                      93                         25.91960
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       62                      .25695                      94                         29.68300
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       63                      .30744                      95                         35.41389
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       64                      .36792                      96                         45.47716
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       65                      .43908                      97                         66.01833
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       66                      .52120                      98                         83.33333
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                                                           99                         83.33333
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PAGE 3B

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3. VARIABLE ACCOUNT. THE FUNDS AND SUB-ACCOUNTS

See Variable             The Variable Account is MONY America Variable Account L and includes the
Account                  Sub-accounts listed below.
section for
further                  The Sub-accounts available for investment purposes, and the corresponding
information              portfolios of the applicable funds are:

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SUB-ACCOUNT                                            APPLICABLE FUND
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Money Market                                           MONY Series Fund, Inc.

Government Securities                                  MONY Series Fund, Inc.

Intermediate Term Bond                                 MONY Series Fund, Inc.

Long Term Bond                                         MONY Series Fund, Inc.

Equity Income                                          Enterprise Accumulation Trust

Growth and Income                                      Enterprise Accumulation Trust

Growth                                                 Enterprise Accumulation Trust

Equity                                                 Enterprise Accumulation Trust

Managed                                                Enterprise Accumulation Trust

Capital Appreciation                                   Enterprise Accumulation Trust

Small Company Value                                    Enterprise Accumulation Trust

Small Company Growth                                   Enterprise Accumulation Trust

International Growth                                   Enterprise Accumulation Trust

High Yield Bond                                        Enterprise Accumulation Trust
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The MONY Series Fund, Inc. is organized under the laws of Maryland. The Enterprise Accumulation Trust is organized under the laws of Massachusetts. Each fund is registered with the Securities and Exchange Commission (SEC) as an open end, diversified management investment company under the Investment Company Act of 1940.




PAGE4

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4. ABOUT THIS POLICY

The following is an overview of some basic policy provisions to aid your understanding. The specific provisions of the Policy are found in the pages following this overview. In the event of a discrepancy between this overview and any specific provisions of this Policy, the specific Policy provisions will control.

This is a Last Survivor Flexible Premium Variable Life to Maturity Date Insurance policy. This Policy goes into effect on the Policy Date. This Policy is a "promise to pay" the Death Proceeds in the event the last surviving Insured (the second Insured to die) dies before the Maturity Date while the Policy is in force. Payment will be made when we receive due proof of the death of the last surviving Insured. The Insureds are the persons on whose lives the policy is based. "Specified Amount in Force" is the Initial Specified Amount, adjusted for any increases or decreases in Specified Amount. The Death Proceeds are paid to the Beneficiary. If either Insured is living on the Maturity Date, while the Policy is in force, we will pay the Cash Value, if any, to the Owner(s). Maturity Date means the policy anniversary following the younger Insured's 100th Birthday and is shown on page 1.

The value of this Policy is based on Premiums which you allocate to either the Variable Account and/or the Guaranteed Interest Account. The Fund Value is the combined value of the Variable Account, the Guaranteed Interest Account and the Loan Account BEFORE the surrender charge. The Cash Value, if any, is the value AFTER the surrender charge and any Debt is deducted. The "Guaranteed Interest Account" is a "fixed" account and is part of our General Account. The Variable Account is an account which is separate from our General Account. The value of the Variable Account can increase or decrease depending on investment experience. The Variable Account is made up of several Sub-accounts (subdivisions) with different investment objectives. Each Sub-account invests only in the shares of its own portfolio of its fund. The measure of value in a Sub-account is called a Unit.

The value of Units in a Sub-account can only change on a Business Day. A Business Day is any day the New York Stock Exchange is open for trading or on any other day there is enough trading to change the Unit value of a Sub-account. Trading refers to the securities held by the portfolio.

A "Monthly Anniversary Day" is the first Business Day of each policy month. Each month, a Monthly Deduction (the cost of insurance, cost of additional benefits, an Administrative Charge and a Per $1,000 of Specified Amount Charge) is deducted from the Fund Value.

If, on a Monthly Anniversary Day, additional payments by you are required to keep this Policy in force, we will send a notice of INSUFFICIENT PREMIUM or INSUFFICIENT VALUE to you. A grace period of 61 days will be allowed for payment of the required amount.

When we refer to "I" or "my" in a question, or to "you" or "your" in an answer, we mean the Owner. The Owner is the person who holds the Policy and who has the rights of ownership. The Owner chooses any options the Policy offers. When we refer to "we", "us" and "our", we mean MONY Life Insurance Company of America. "Administrative Office" means our office at 1740 Broadway, New York, N.Y. 10019 and also includes our Operations Center at One MONY Plaza, P.O. Box 4830, Syracuse, NY 13221.

You can read more about the terms used in the summary on the following pages.

"Beneficiary"                                                (see Section 19)

"Cash Value"                                                 (see Section 9)

"Death Proceeds"                                             (see Section 7)

"Fund Value"                                                 (see Section 8)

"Grace Period"                                               (see Section 24)

"Guaranteed Interest Account"                                (see Section 22)

"Monthly Deduction"                                          (see Section 23)

"Owner"                                                      (see Section 18)

"Specified Amount in Force"                                  (see Section 16)

"Units" and "Sub-account                                     (see Section 21)
 unit value"

"Variable Account" and                                       (see Section 20)
 "Sub-accounts



PAGE5

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5. WE WILL PAY

WHAT WILL THE COMPANY PAY AND WHEN WILL THEY PAY IT?

If the surviving lnsured dies before the Maturity Date and while this Policy is in force, I will pay the Death Proceeds of the Policy to the Beneficiary. Payment will be made subject to all the provisions of this Policy, when we receive due proof of death at our Administrative Office.

If the proceeds are not paid by the end of 30 days from the date we receive due proof of death of the last surviving Insured, we will pay interest on the proceeds if required by the state in which the Policy is delivered at the rate specified by that state. If interest is payable, it will be paid from date of the death to date of payment of proceeds.

We must be given due proof of the first death as soon as possible.

Payment in any case will only be made in accordance with all the provisions of this Policy. We must receive due proof of the death of both Insureds.

If either Insured is living at the Maturity Date, we will pay the Cash Value, if any, to the Owner(s).

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6. PREMIUMS

WHERE DO I PAY PREMIUMS?

Premiums after the first may be paid at any time to us at our Administrative Office or through any agent or other person authorized by us to accept them in exchange for a receipt signed by our Treasurer and by the person receiving the payment.

The next three questions and answers apply only to policies where the Guideline Premium/Cash Value Corridor Test has been selected as the Definition of Life Insurance.

IS THERE A LIMIT ON PREMIUMS?

Yes. Premiums after the first (shown in section 1), are limited as described below. We will not accept any part of an unscheduled premium if that part would result in the sum of all premiums paid, less any partial surrenders (including their fees), being in excess of the Guideline Premium Limit that then applies to the Policy.

We reserve the right to reject all or a portion of any unscheduled premium if part (b) of either Death Benefit Option 1 or Death Benefit Option 2 is in effect.

How is the Guideline Premium Limit determined?

The Guideline Premium Limit that applies to the Policy at any time will never be more than as determined in accordance with Section 7702 of the Internal Revenue Code of 1986 as now or later amended or any further amendment of such Code superseding or modifying that section. The Guideline Premium Limit that applies to the Policy on the Policy Date is shown in Section 1.

CAN THE GUIDELINE PREMIUM LIMIT CHANGE?

Yes. Changes in the Specified Amount in Force, the Death Benefit Option in effect or an additional benefit provided by rider will change the Guideline Premium Limit. In the event of any such change, we reserve the right to reduce the Policy's Fund Value after deduction of any surrender charge, so that the Guideline Premium Limit that applies to the Policy is not violated. The amount by which we reduce the Fund Value after deduction of any surrender charge, will be refunded to you in cash. We will issue an endorsement to reflect any such change and it will include the revised Guideline Premium Limit that then applies to the Policy.

WHAT IS A NET PREMIUM?

A net premium is a premium paid by you, less the Sales Charge, Premium Tax Charge and Federal Tax Charge shown in Section 1.

WHEN MUST I PAY THE FIRST PREMIUM AND WILL THE PREMIUM EARN INTEREST?

You must pay the first premium before or at delivery of the Policy. The premium will earn interest at a rate not less than 4.5%. Interest will be credited annually from the later of the Policy Date and the Business Day that falls on, or next follows, the date we receive it at our Administrative Office until the date we transfer it to the




                                                                           PAGE6

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Sub-accounts and/or Guaranteed Interest Account as you have chosen. If you do not accept the Policy at delivery, we will refund any premium paid without interest.

WILL ANY SUBSEQUENT PREMIUMS EARN INTEREST DURING THE "RIGHT TO RETURN POLICY" PERIOD?

Any premium we receive after delivery of the Policy but before the end of the "Right to Return Policy" period (see page 1) will also earn interest at a rate not less than a 4.5% annual interest rate.

WHEN IS THIS VALUE TRANSFERRED INTO THE ACCOUNTS I'VE CHOSEN?

If you have not returned the Policy, at the end of the "Right to Return Policy" period, we transfer the net premiums with interest less any monthly deductions that may apply to the Sub-accounts and/or the Guaranteed Interest Account as you have chosen. When we do this, we use the most recent valid scheduled premium allocation choice we have from you. If we have no valid scheduled premium allocation choice from you, we will transfer the net premiums with interest, less deductions to the Money Market Sub-account.

AFTER THE "RIGHT TO RETURN POLICY" PERIOD, WHERE ARE NET PREMIUMS ALLOCATED?

After the "Right to Return Policy" period, we allocate net premiums to the Sub-Accounts and/or the Guaranteed Interest Account as chosen by you on the day we receive them if it is a Business Day. If the day we receive the premium is not a Business Day, we allocate it on the next Business Day. When we do this, we use the most recent valid scheduled premium allocation choice we have from you. If we have no valid scheduled premium allocation choice from you, we will allocate the net premiums, less deductions to the Money Market Sub-account.

ARE THERE ANY ALLOCATION RULES FOR SCHEDULED PREMIUMS?

Yes, allocations must be made in whole percentages. If a Sub-account or the Guaranteed Interest Account is to receive any allocation, the allocation must be at least 10% and the total must equal 100% of the net premium. We use the most recent valid allocation choice we have from you. You may change your allocation choice by writing to us at our Administrative Office. A change will take effect within 7 days after we receive that notice.

WILL I RECEIVE ANY NOTICE REGARDING SCHEDULED PREMIUMS?

Yes, we will send reminder notices to you for the payment of the scheduled premiums shown in Section 1.

CAN I CHANGE THE AMOUNT AND INTERVAL OF SCHEDULED PREMIUMS?

Yes, you can change the amount and interval of payment of scheduled premiums by writing to us. But the new payment interval must satisfy our rules in use at the time of the change.

CAN I MAKE UNSCHEDULED PREMIUM PAYMENTS?

Yes, additional premium payments may be made at any time. However, we will not accept any part of an unscheduled premium if that part will result in total premiums paid less any partial surrenders (including their fees) in excess of the Guideline Premium Limit, if applicable.

CAN I EARMARK AN UNSCHEDULED PREMIUM FOR AN ALLOCATION DIFFERENT FROM MY REGULAR ALLOCATION CHOICE?

Yes, you can choose a specific allocation for an unscheduled premium and it will not change your allocation choice for future scheduled premiums. Allocations must be by amount or percentage in whole numbers only. If a Sub-account or the Guaranteed Interest Account is to receive any allocation, the allocation must be at least 10% and the total must equal 100% of the net premium.

If you do not give us a specific allocation for the unscheduled premium, or if your allocation choice is not valid, we will use the most recent valid scheduled premium allocation choice we have from you.



PAGE7

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7. DEATH PROCEEDS-DEATH BENEFIT OPTIONS


WHAT ARE THE DEATH PROCEEDS OF THE POLICY?

THE DEATH PROCEEDS WILL BE PAID TO THE BENEFICIARY WHEN WE RECEIVE DUE PROOF OF THE DEATH OF THE SURVIVING INSURED WHILE THIS POLICY IS IN FORCE. THE DEATH PROCEEDS WILL BE THE SUM OF:

-- the Death Benefit; and
-- any Death Benefit provided by any additional benefit rider in force on the date of death.

LESS:
-- any Debt due us on this Policy; and
-- if the death of the surviving Insured occurs during any period for which a monthly deduction has not been made, any monthly deduction that may apply to that period, including the deduction for the month of death.

WHAT IS THE DEATH BENEFIT UNDER DEATH BENEFIT OPTION 1?

If Death Benefit Option 1 is in effect on the date of death of the surviving Insured, the Death Benefit is the greater of:

(a) the Specified Amount in Force on the date of death; and
(b) the Fund Value on the date of death multiplied by the applicable percentage (see below).

WHAT IS THE DEATH BENEFIT UNDER DEATH BENEFIT OPTION 2?

If Death Benefit Option 2 is in effect on the date of death of the surviving Insured, the Death Benefit is the greater of:

(a) the Specified Amount in Force on the date of death, plus the Fund Value on the date of death; and

(b) the Fund Value on the date of death multiplied by the applicable percentage (see below).

WHAT IS THE APPLICABLE PERCENTAGE?

The applicable percentage varies based on the definition of life insurance test you choose in the application for this Policy. Once the test is chosen, it may not be changed. If the Cash Value Accumulation Test is chosen, the applicable percent ages are as shown in Section 1 of this Policy. If the Guideline Premium/Cash Value Corridor Test is chosen, the applicable percentage of the Fund Value used to determine the Death Benefit payable is

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Younger Insured's                       Applicable Percentage
 Attained Age on                            of Fund Value
 date of Second
      Death
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   40 or under                                  250%
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      41-45                250% less 7% for each year over attained age 40
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      46-50                215% less 6% for each year over attained age 45
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      51-55                185% less7% for each year over attained age 50
--------------------------------------------------------------------------
      56-60                150% less 4% for each year over attained age 55
--------------------------------------------------------------------------
      61-65                130% less 2% for each year over attained age 60
--------------------------------------------------------------------------
      66-70                120% less 1% for each year over attained age 65
--------------------------------------------------------------------------
      71-74                115%less 2% for each year over attained age 70
--------------------------------------------------------------------------
      75-90                                     105%
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      91-94                105% less 1% for each year over attained age 90
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      95-99                                     101%
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       101                                      101%
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UNDER WHAT CIRCUMSTANCES WILL THE DEATH BENEFIT OPTION CHANGE AUTOMATICALLY?

If a Waiver of Monthly Deduction Benefit rider or a Waiver of Specified Premium rider is part of this Policy, and if Death Benefit Option 1 is in effect, it will automatically change to Death Benefit Option 2 under the terms and conditions explained in that rider.




                                                                           PAGE8

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8. FUND VALUE

WHAT IS THE FUND VALUE ON THE POLICY DATE?

The Fund Value on the Policy Date is the net Premiums received by us on or before the Policy Date with interest, if applicable, less the monthly deduction due on the Policy Date.

WHEN ARE FUND VALUE CALCULATIONS MADE?

After the Policy Date, Fund Value calculations are made on Business Days. If a Fund Value calculation has to be made for a day that is not a Business Day, then we will use the next Business Day.

HOW IS THE FUND VALUE DETERMINED ON A BUSINESS DAY?

The Fund Value on a Business Day is determined as follows:

(a) Determine the Fund Value in each Sub-account on that Day (see below for details).

(b) Total the Fund Value in each Sub-account on that Day.

(c) Add the Fund Value in the Guaranteed Interest Account on that Day (see below for details).

(d) Add any amounts in the Loan Account on that Day.

(e) Add interest credited on that Day on the amounts in (d) since the last Monthly Anniversary Day.

(f) Add any net Premiums received on that Day.

(g) Deduct any Transfer Charges on that Day.

(h) Deduct any partial surrender, and its fee, made on that Day.

(i) Deduct any monthly deduction to be made on that Day.

REGARDING (a) ABOVE, HOW IS THE FUND VALUE FOR EACH SUB-ACCOUNT DETERMINED ON THAT BUSINESS DAY?

For each Sub-account we multiply the number of Units credited to that Sub-account by its Unit value on that Day. The multiplication is done BEFORE the purchase or redemption of any Units on that Day.

REGARDING (c) ABOVE, WHAT MAKES UP THE FUND VALUE IN THE GUARANTEED INTEREST ACCOUNT ON THAT BUSINESS DAY?

The Fund Value in the Guaranteed Interest Account on that Day is the accumulated value with interest of net Premiums allocated, and amounts transferred, to the Guaranteed Interest Account BEFORE that Day, decreased by allocations against the Guaranteed Interest Account BEFORE that Day for: (i) any partial surrender, and its fee; (ii) any amounts transferred from the Guaranteed Interest Account, and Transfer Charge; and (iii) any monthly deductions.

HOW IS THE FUND VALUE DETERMINED ON A MONTHLY ANNIVERSARY DAY FOR PURPOSES OF CALCULATING THE COST OF INSURANCE AND THE COST OF ANY WAIVER OF MONTHLY DEDUCTION RIDER?

The Fund Value on a Monthly Anniversary Day for purposes of calculating the cost of insurance and the cost of any Waiver of Monthly Deduction Rider is determined as described in items (a) through (h) above.

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9. CASH VALUE

WHAT IS THE CASH VALUE OF THIS POLICY?

The Cash Value of this Policy at any time is the Fund Value, less the surrender charge and less any Debt.

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10. TRANSFERS

WHEN CAN I MAKE TRANSFERS?

Transfers may be made only after the "Right to Return Policy" period has ended.

WHAT TRANSFERS CAN I MAKE?

There are 2 types of transfers you can make. Each type is explained (along with any rules and limitations) below:

TYPE 1. Transfers FROM a Sub-account. There are no restrictions on this type of transfer.



PAGE9

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TYPE 2. Transfers FROM the Guaranteed Interest Account. This type of transfer can only be made ONCE per policy year. Your request for this type of transfer MUST be received at our Administrative Office WITHIN 10 DAYS BEFORE OR 30 DAYS AFTER a policy anniversary.

There is no limit on transfers INTO a Sub-account or the Guaranteed Interest Account.

WHEN WILL A TRANSFER REQUEST TAKE EFFECT?

Type 1 transfers will take effect on the Business Day that falls on, or next follows, the date we receive the request at our Administrative Office. Type 2 transfers will take effect on the policy anniversary or, if later, (subject to above rules), on the Business Day that falls on, or next follows, the date we receive the request at our Administrative Office.

WHAT IS THE CHARGE FOR A TRANSFER AND HOW DOES IT WORK?

Each request for a transfer is considered one transaction and is subject to a Transfer Charge. The current amount of that charge is shown on page 3. We may increase the charge but it will never be more than the guaranteed maximum shown on page 3.

If we change the amount of the charge we will send an endorsement to show the change.

IF A TRANSFER CHARGE IS APPLICABLE, HOW IS IT ALLOCATED AMONG THE ACCOUNTS?

The Transfer Charge is allocated against the first of the Sub-accounts and/or the Guaranteed Interest Account from which Fund Value is being transferred.

CAN I CHANGE THIS POLICY TO A POLICY THAT DOES NOT DEPEND ON THE INVESTMENT RESULTS OF A SEPARATE ACCOUNT?

Yes. During the first 24 months after the Date of Issue of the Policy, the entire amount of Fund Value in the Sub-accounts may be transferred to the Guaranteed Interest Account. Election of this exchange transfer will change this Policy to a policy that is not dependent upon the investment results of a separate account. There will be no Transfer Charge for an exchange transfer. On the date an exchange transfer takes effect, the premium allocation will be changed so that all future net premiums will be allocated to the Guaranteed Interest Account only.

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11. SURRENDER

WHEN MAY I SURRENDER THE POLICY AND WHAT IS ITS VALUE ON SURRENDER?

You may surrender the Policy at any time during either Insureds' lifetime for its Cash Value, if any. If the Policy is surrendered within 30 days of a policy anniversary, the following will apply. The portion of the Cash Value of the policy in the Guaranteed Interest Account on the surrender date will not be less than the Cash Value in the Guaranteed Interest Account on that anniversary. The Cash Value on that anniversary will be adjusted for amounts attributable to: any partial surrender and its fee; any transfer to or from the Guaranteed Interest Account and applicable Transfer Charge, and any policy loan.

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12 PARTIAL SURRENDER

CAN I WITHDRAW MONEY FROM THE POLICY?

Yes, money may be withdrawn by making a partial surrender.

WHAT ARE THE RULES AND LIMITATIONS FOR A PARTIAL SURRENDER?

A partial surrender of this Policy may be made for any amount of at least $500 which, with its fee (see below), is less than the Policy's Cash Value on the date of the partial surrender. A partial surrender may not result in a Specified Amount in Force less than $100,000. Nor may it result in a remaining Cash Value of less than $500.

IS THERE A FEE FOR A PARTIAL SURRENDER?

Yes, a partial surrender fee equal to $10 will apply to each partial surrender. The amount of a partial surrender, plus its fee, will be deducted from the Fund Value of the Policy on the date of the partial surrender. The fee will be retained by us.

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WHEN WILL PARTIAL SURRENDERS TAKE EFFECT?

Partial surrenders will take effect on the Business Day that falls on, or next follows, the date we receive your request at our Administrative Office.

HOW CAN 1 SPECIFY PARTIAL SURRENDER ALLOCATIONS AND ARE THERE MINIMUMS?

You can specify partial surrender allocations by amount or percentage. Allocations by percentage must be in whole percentages and the minimum percentage is 10% against any Sub-account or the Guaranteed Interest Account. Percentages must total 100%.

We will not accept an allocation which does not comply with the above rules or if there is not enough Fund Value in a Sub-account or the Guaranteed Interest Account to provide its share of the allocation.

WHAT IF I DON'T SPECIFY AN ALLOCATION?

If you do not specify an allocation, we will not accept the request for partial surrender.

HOW WILL THE PARTIAL SURRENDER FEE BE ALLOCATED?

Each Sub-account and/or the Guaranteed Interest Account will be charged its pro-rata share of the partial surrender fee, based on the allocation percentages you specify for the partial surrender.

HOW WILL A PARTIAL SURRENDER AFFECT THE AMOUNT OF DEATH BENEFIT AND SPECIFIED AMOUNT IN FORCE?

If Death Benefit Option 1 is in effect on the day on which a partial surrender is made, we shall then reduce the Specified Amount in Force on that day by the amount of the partial surrender, excluding its fee. But the amount of partial surrender cannot result in a Specified Amount in Force less than $100,000.

If Death Benefit Option 2 is in effect on the day on which a partial surrender is made, the Fund Value on that day will be reduced by the amount of the partial surrender, plus its fee. The Specified Amount in Force on that day will be unaffected.

HOW DO PARTIAL SURRENDERS AFFECT THE SURRENDER CHARGE DESCRIBED IN SURRENDER CHARGE SECTION 13?

Partial surrenders have no effect on the amount of surrender charge that may be applicable.

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13. SURRENDER CHARGE

WHAT IS THE SURRENDER CHARGE FOR THE INITIAL SPECIFIED AMOUNT?

The surrender charge for the Initial Specified Amount is shown in Section lA.

WHAT EFFECT DOES AN INCREASE IN SPECIFIED AMOUNT HAVE ON THE SURRENDER CHARGE?

A new separate surrender charge will be determined for each increase in Specified Amount and will be provided in the endorsement issued to reflect that increase. The surrender charge for the Specified Amount in Force reflects any charge attributable to the Initial Specified Amount and to each increase in Specified Amount.

WHEN WILL A SURRENDER CHARGE BE ASSESSED?

A full surrender will result in all of the outstanding surrender charge (if any) being assessed against the Fund Value.

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14. LOANS

MAY I OBTAIN A LOAN FROM THE POLICY?

Yes, loans may be obtained at any time while this Policy has a loan value. The loan value is up to 90% of the Cash Value on the date of the loan. A proper assignment of this Policy to us will be needed.

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IS THERE ANY INTEREST CHARGED ON LOANS AND HOW IS IT PAYABLE?

Loan interest at an annual rate of 5.25% will be charged in arrears on new or outstanding loans (4.75% in policy years 11 and later). This includes a loan continued after any reinstatement of the Policy. Loan interest will accrue from day to day between policy anniversaries. Interest will be payable in arrears on each policy anniversary.

WHAT ELSE SHOULD I KNOW ABOUT LOANS?

The Policy will be the sole security for any policy loan. But it need not be given to us for endorsement unless we ask for it

Any reference to Debt under this Policy means total loan principal under this Policy plus any accrued loan interest.

If ever the Debt exceeds the Fund Value less any outstanding surrender charge, this Policy will end. But we must first give at least 61 days notice of INSUFFICIENT VALUE. Any Debt may be repaid in whole or part before the surviving Insureds' death.

Any written notice referred to in this "Loans" Section will be mailed to the last known address of the Owner or any assignee of record.

WHEN WILL LOANS TAKE EFFECT?

Loans will take effect on the Business Day that falls on, or next follows, the date we receive the request for the loan at our Administrative Office.

HOW CAN I SPECIFY LOAN ALLOCATIONS AND ARE THERE MINIMUMS?

You can specify loan allocations by amount or percentage. Allocations by percentage must be in whole percentages and the minimum percentage is 10% against any Sub-account and/or the Guaranteed Interest Account. Percentages must total l00%

We will not accept an allocation which does not comply with the above rules or if there is not enough Cash Value in a Sub-account and/or the Guaranteed Interest Account to provide its share of the allocation.

WHAT IF I DON'T SPECIFY AN ALLOCATION?

If you do not specify an allocation, we will not accept the request for loan.

WHAT HAPPENS IF I DON'T PAY THE LOAN INTEREST WHEN IT'S DUE?

Any interest not paid when due will be added to the loan and bear interest at the 5.25(degree)/o annual rate (4.75% in policy years 11 and later). It will be deducted from the Fund Value of each Sub-account and/or the Guaranteed Interest Account in the same proportion each bears to the total Fund Value on the policy anniversary.

HOW WILL DEBT REPAYMENTS BE ALLOCATED?

Any Debt repayment must be earmarked as such and will be allocated to the Sub-accounts and/or the Guaranteed Interest Account in accordance with the most recent valid scheduled premium allocation choice we have from you.

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15. LOAN ACCOUNT

WHAT IS THE LOAN ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

The Loan Account is a portion of the Policy's Fund Value that was transferred from the Sub-accounts and/or the Guaranteed Interest Account to secure any outstanding loan. The Loan Account will earn interest at a rate not less than 4.5% per year. Any interest in excess of this rate will be credited in a manner determined by us. The Fund Value of the Loan Account in excess of the Debt will be allocated to the Sub-accounts and/or the Guaranteed Interest Account in a manner determined by us.

WHAT IF I PAY THE ENTIRE DEBT BETWEEN POLICY ANNIVERSARIES?

If the entire Debt is repaid on a date that is not a policy anniversary, we determine the interest earned on the Loan Account from the last date it was calculated to the date that payment was received by us at our Administrative Office. This interest will be allocated on the date of repayment among the Sub-accounts and/or the Guaranteed Interest Account in accordance with the most re-

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cent valid scheduled premium allocation we have from you (see Premiums section
6).

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16. OPTIONAL POLICY CHANGES

WHAT CHANGES CAN I MAKE TO THE POLICY?

You may request an increase or a decrease to the Specified Amount. You may also request a change in Death Benefit Option. Requests for these changes may be made by writing to us at our Administrative Office. We will issue an endorsement to the Policy to show any such change.

ARE THERE ANY RULES OR LIMITATIONS REGARDING A REQUEST FOR AN INCREASE IN SPECIFIED AMOUNT?

Yes. The rules and limitations for a requested increase in Specified Amount are:

(1)   Both Insureds must be living;

(2) The request can not be made after the policy anniversary on which the older Insured attains the maximum age we then allow for increases;

(3) Monthly deductions are not being waived under the terms of a Waiver of Monthly Deduction Benefit Rider.

(4) Specified Premiums are not being waived under the terms of a Waiver of Specified Premium Rider.

HOW DO I REQUEST AN INCREASE IN SPECIFIED AMOUNT?

You must submit a supplemental application to us and provide evidence satisfactory to us of the insurability of both Insureds.

WHEN WILL AN INCREASE TAKE EFFECT?

The increase will take effect on the Monthly Anniversary Day that falls on, or next follows, the date we approve it.

ARE THERE ANY RULES OR LIMITATIONS REGARDING A DECREASE IN SPECIFIED AMOUNT?

Yes. We will reject any requested decrease if that decrease would result in a Specified Amount, which is less than $100,000.

WHEN WILL THE DECREASE TAKE EFFECT AND HOW WILL IT BE APPLIED?

The decrease will take effect on the Monthly Anniversary Day that falls on, or next follows, the date we approve it.

The decrease will be applied as follows:

(a) first, to reduce the amount provided by the most recent increase in Specified Amount;

(b)   next, to reduce the next most recent increases, successively;

(c)   finally, to reduce the Initial Specified Amount.

WHEN WILL A CHANGE IN DEATH BENEFIT OPTION TAKE EFFECT AND HOW WILL THE SPECIFIED AMOUNT BE AFFECTED?

Any change in Death Benefit Option will take effect on the Monthly Anniversary Day that falls on, or next follows, the date on which we approve the request to change the Option.

If the change is from Option 2 to Option 1, the Specified Amount in Force will be increased by the amount of the Fund Value on the effective date of the change. If the change is from Option 1 to Option 2, the Specified Amount in force will be decreased by the amount of the Fund Value on the effective date of the change. But, the Specified Amount in Force after the decrease cannot be less than $100.000.

ARE THERE ANY REQUIREMENTS FOR A CHANGE IN DEATH BENEFIT OPTION?

We reserve the right to request evidence satisfactory to us of the insurability of both Insureds for a change from Option 1 to Option 2.

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17. OPTION TO SPLIT POLICY

CAN I SPLIT THE POLICY?

Yes. At your request, this Policy may be split (exchanged) into two individual single life policies, one on the life of each Insured.

WHAT ARE THE TERMS AND CONDITIONS FOR A SPLIT?

The terms and conditions for a split are as follows:

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(1) A written request for the split must be received by us at our Administrative Office.

(2) Evidence of insurability of both Insureds, as required by us, must be given at the time the request for the split is made (see below for details).

(3) Each Insured must be insurable for the new policy under our published rules in effect on the Effective Date. If either Insured does not meet those rules, that Insured will receive his or her share of the Cash Value of this Policy in cash.

(4)   Both Insureds must be living on the Effective Date.

(5) Payment to us of any cost due (see Split Cost or Credit) plus, if required, payment of the first premium for each new policy.

(6)   Any assignee must agree in writing to the split.

(7) At least one Insured must receive a new policy as a result of the split.

(8) Payment to us of any monthly deduction(s) payable under this Policy as of the Effective Date.

WHAT ARE THE REQUIREMENTS FOR EVIDENCE OF INSURABILITY FOR A SPLIT?

For splits requested within 6 months of the event described in (a) below, no new evidence of insurability will be required.

For splits requested within 6 months of the events described in (b) or (c) below, we may waive certain requirements for evidence of insurability. We will require proof of (b) or (c) at the time the request for a split is received.

Any split requested more than 6 months after an event described in (a), (b) or
(c) will be subject to our standard requirements for evidence of insurability.

(a) Tax Law Change- If the Insureds are married to each other and there is a change to Federal Estate Tax Law, which results in either:
           (i)    a repeal of the Unlimited Marital Deduction; or
           (ii) a reduction of at least 50% of the maximum rate of estate tax which was in effect on the Date of Issue of this Policy;

(b) Divorce - If the Insureds were married to each other on the Date of Issue of this Policy and a final decree of divorce ending the Insureds marriage is issued;

(c) Business Dissolution - If the business partnership or corporation under which both Insureds were employed on the Date of Issue of this Policy is dissolved.

WHEN WILL THE SPLIT BE EFFECTIVE?

If all of the above conditions are met, the split will take effect on the Effective Date. The Effective Date is the first Monthly Anniversary Day next following the latest of:

(a) the date(s) we approve or decline the application(s) for the new policy(ies); and

(b) the date we receive payment at our Administrative Office of all amounts due us for both new policies.

WHAT TYPE OF POLICY CAN EACH NEW POLICY BE AND WHAT WILL THE POLICY DATE OF THE NEW POLICY(IES) BE?

The new policy or policies can be any flexible premium variable adjustable life policy which was available on the Date of Issue of this Policy or any other policy we agree to make available. Each Insured may elect a different new policy.

The Policy Date of each new policy will be the same as this Policy's.

WHAT WILL THE GUARANTEED COST OF INSURANCE RATES OF THE NEW POLICY(IES) BE BASED ON?

Guaranteed cost of insurance rates for each new policy will be based on each
Insured's:

(a)   gender;

(b)   age on the Date of Issue of this Policy; and

(c) class of risk as follows: for splits requested within 6 months of a Tax Law change, each Insured's class of risk on the later of the Date of Issue of this Policy or the effective date of the most recent increase in Specified Amount; for all other splits, each Insured's class of risk on the Effective Date.

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WHAT WILL THE SPECIFIED AMOUNT OF THE NEW POLICY(IES) BE?

The Specified Amount of each new policy will equal one half of this Policy's Specified Amount, exclusive of any coverage provided by rider under this Policy.

WHAT WILL BE DEDUCTED FROM THIS POLICY'S FUND VALUE PRIOR TO THE SPLIT?

Prior to implementing the split, we will deduct from this Policy's Fund Value:

-     any Debt, unless that Debt is repaid to us in cash; and

- a $200 service charge. If that Fund Value is less than $200, the difference will be added to any cost (see Split Cost or Credit).

WHAT WILL BE EACH NEW POLICY'S FUND VALUE ON THE EFFECTIVE DATE?

The Fund Value of each new policy on the Effective Date will be:

-     one half of the Fund Value of this Policy, less

- the difference between one half of the outstanding surrender charge for this Policy and the new policy's surrender charge, if any.

WHAT WILL BE EACH NEW POLICY'S SURRENDER CHARGE ON THE EFFECTIVE DATE?

The surrender charge of each new policy will be the amount that would have applied had that new policy been issued on the Date of Issue of this Policy.

IS THERE A COST OR CREDIT FOR THE SPLIT AND HOW IS IT DETERMINED?

If the Fund Value of any new policy would be greater than the guideline premium limit that would have been applicable had that policy been issued on the Date of Issue of this Policy, then that excess will be a credit (refunded to the Owner).

If the Cash Value of the new policy is not enough to cover the monthly deductions until the next premium due date, then the difference will be a cost (payable to us). For purposes of this calculation, zero interest under the new policy will be assumed

All amounts are determined as of the Effective Date and after the values of this Policy have been allocated to each new policy.

WHAT IF A DISABILITY WAIVER BENEFIT RIDER IS IN EFFECT UNDER THIS POLICY?

If a Disability Waiver Benefit Rider is in effect under this Policy on either Insured, then the new policy for that Insured will include a Disability Waiver Benefit Rider.

CAN OTHER ADDITIONAL BENEFITS OR ADJUSTMENTS BE INCLUDED IN EITHER NEW POLICY?

Any other additional benefit may be included in either new policy or other adjustments may be allowed only: (a) with our approval; and (b) subject to any requirements we then consider necessary.

WHAT IF THERE IS AN EXISTING ASSIGNMENT ON THIS POLICY?

Each new policy will be subject to any existing assignment of this Policy.

HOW WILL THE INCONTESTABILITY AND SUICIDE PROVISIONS OF THE NEW POLICIES BE MEASURED IF A SPLIT IS MADE WITHOUT EVIDENCE OF INSURABILITY?

For splits made without evidence of insurability, the Incontestability and Suicide provisions of the new policies will be measured from the Issue Date of this Policy.

WHAT WILL THE COMPANY PAY IN CASE OF THE SUICIDE OF THE INSURED UNDER EITHER NEW POLICY?

Despite anything else in the "Suicide Exclusion" provision of either new policy, in case of the suicide of the Insured in the manner and within the period specified in that provision, the amount payable by us will be limited to the sum of (a) and (b), where: (a) is the Cash Value of the new policy

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on the Effective Date, less any part of that Cash Value which has since been paid to the Owner; and (b) is the premiums paid under the new policy to the date of death.

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18. RIGHTS OF OWNER

WHO IS THE OWNER OF THE POLICY AND WHAT RIGHTS DOES THE OWNER HAVE?

While either Insured is living, all rights, benefits, options and privileges under this Policy or allowed by us belong to the Owner unless otherwise provided by endorsement. These rights include the right to change the Beneficiary, to assign the Poicy, to transfer policy values or make full or partial surrenders, all in accordance with our rules and procedures. The Owner is the person so named in the attached application for this Policy unless otherwise provided by endorsement.

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19. BENEFICIARY

WHO IS THE BENEFICIARY?

The Beneficiary is the person to whom the proceeds of the Policy are payable upon the death of the last surviving Insured. The Beneficiary is the person so named in the attached application for this Policy unless otherwise provided by endorsement.

If the beneficiary designation requires the Beneficiary to be living or surviving, then, unless otherwise provided, that Beneficiary must be living on the 14th day after the surviving Insured's death or, if earlier, the date we receive due proof of the surviving Insured's death. The share of the Death Proceeds of any Beneficiary who is not living on that earlier day will be payable to the remaining Beneficiaries. Payment will be made in the manner provided for in that designation.

WHAT IF THERE IS NO BENEFICIARY NAMED OR THEN LIVING?

Unless otherwise provided in the Beneficiary designation, the Death Proceeds will be payable to the surviving Insured's executors or administrators.


CAN I CHANGE THE BENEFICIARY?

Yes, you can change the Beneficiary, unless you have given up this right, as long as either Insured is living by writing to us at our Administrative Office. You do not need to return the Policy to make the change unless we ask for it.

WHEN WILL A CHANGE OF BENEFICIARY TAKE EFFECT?

A change will take effect when we record it retroactively as of the date the request was signed. We shall not be charged with notice of a change of Beneficiary until the change is received at our Administrative Office. The change will be subject to any payment made or action taken by us before we received your request.

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20. THE VARIABLE ACCOUNT

WHAT IS THE VARIABLE ACCOUNT AND WHAT IS ITS PURPOSE?

The Variable Account is an investment account established and maintained by us, separate from our general account or other separate accounts. The variable benefits under this Policy are provided through investments we make in the Variable Account. It is used for our flexible premium variable life policies and, if permitted by law, may be used for other policies.

WHAT ELSE SHOULD I KNOW ABOUT THE VARIABLE ACCOUNT?

We own the assets in the Variable Account. Assets equal to the reserves and other liabilities of the Variable Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account, assets which exceed the reserves and other liabilities of the Variable Account.

The Variable Account is registered with the Securities and Exchange Commission
(SEC) as a unit investment trust under the Investment Company Act of 1940. It is also governed by the laws of the state of Arizona.

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WHAT CHANGES CAN THE COMPANY MAKE TO THE VARIABLE ACCOUNT?

We may, to the extent permitted by applicable laws and regulations, make these changes:

(a) the Variable Account may be operated as a management company under the Investment Company Act of 1940; or

(b) the Variable Account may be de-registered under that Act if registration is no longer required; or

(c) the Variable Account may be combined with any of our other separate accounts.

WHAT SHOULD I KNOW ABOUT SUB-ACCOUNTS?

We use the assets of each separate Sub-account to buy shares in a corresponding portfolio of the applicable fund. (See Section 3).

WHAT RIGHTS DOES THE COMPANY HAVE TO CHANGE SUB-ACCOUNTS?

We reserve the right to establish new Sub-accounts or eliminate one or more Sub-accounts if marketing needs, tax considerations or investment conditions warrant.

Any new Sub-accounts may be made available to existing policies on a basis to be determined by us. If any of these changes are made, we may by appropriate endorsement change the Policy to reflect the change.

Income and realized and unrealized gains or losses from assets of each Sub-account are credited to or charged against that Sub-account without regard to income, gains or losses in the other Sub-accounts, our general account or any other separate accounts. We reserve the right to credit or charge a Sub-account in a different manner if required, or appropriate, by reason of a change in the law.

WHEN WILL THE COMPANY VALUE THE ASSETS IN THE SUB-ACCOUNTS?

We will value the assets of each Sub-account on each Business Day after the assets in its corresponding fund portfolio have been valued on that Day.

WHAT CHANGES CAN THE COMPANY MAKE TO THE PORTFOLIO?

If, in our judgment, a portfolio no longer suits the purposes of the Policy due to a change in its investment objectives or restrictions, we may substitute shares of another portfolio of that fund or shares of another investment fund. But, we will notify you before doing so and, to the extent required by law, we will get prior approval from the SEC and the Arizona Insurance Department. Such approval process is on file with the Arizona Insurance Department. We also will get any other required approvals.

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21. SUB-ACCOUNT UNIT VALUE

WHAT IS THE UNIT VALUE OF EACH SUB-ACCOUNT?

The unit value of each Sub-account on its first Business Day was set at $10. The unit value of each Sub-account on any subsequent Business Day is obtained by subtracting (b) from (a) and dividing the result by (c), where:

(a) is the per share net asset value on the Business Day of the applicable fund portfolio in which the Sub-account invests times the number of such shares held in the Sub-account before the purchase or redemption of any shares on that Day.

(b) is the Daily Mortality and Expense Risk Charge accrued as of that Business Day. The Daily Mortality and Expense Risk Charge is a percentage (shown in
      Section 1) of the Sub-account's net asset value on the previous Business Day. (If the previous day was not a Business Day, then the Daily Mortality and Expense Risk Charge is the percentage shown in Section 1 times the number of days since the last Business Day times the Sub-account's net asset value on that last Business Day.)

(c) is the total number of Units held in the Sub-account on the Business Day before the purchase or redemption of any Units on that Day.

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For any Policy transaction which is applied to a Sub-account, the dollar amount of transaction is divided by the Sub-account unit value to determine the number of units credited or subtracted from a Sub-account.

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22. GUARANTEED INTEREST ACCOUNT

WHAT IS THE GUARANTEED INTEREST ACCOUNT?

The Guaranteed Interest Account is an account, which is part of our general account. The general account consists of all of our assets except those held by the Variable Account and other separate accounts maintained by us.

WHAT INTEREST RATE APPLIES TO THE GUARANTEED INTEREST ACCOUNT?

The guaranteed annual interest rate that applies in the calculation of the Fund Value in the Guaranteed Interest Account is 4.5%(0.0121%, compounded daily). Interest in excess of the guaranteed rate may be applied in the calculation of that Fund Value in a manner determined by us. We may use different rates of interest for different portions of the Fund Value in the Guaranteed Interest Account.

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23. MONTHLY DEDUCTION

WHAT IS THE MONTHLY DEDUCTION?

The monthly deduction on a Monthly Anniversary Day for the following policy month is the sum of (a) through (d), where:
(a)   is the cost of insurance (see
      Cost of Insurance section below).
(b)   is the cost of any additional benefits provided by rider.
(c)   is the Administrative Charge (shown in Section 1).
(d)   is the per $1,000 Specified Amount in Force charge.

HOW IS A MONTHLY DEDUCTION ALLOCATED BEFORE THE END OF THE "RIGHT TO RETURN POLICY" PERIOD?

Any monthly deduction to be made before the end of the "Right to Return Policy" period (see page 1) will be charged against the net premiums accumulated with int.

HOW ARE MONTHLY DEDUCTIONS ALLOCATED AFTER THE END OF THE "RIGHT TO RETURN POLICY" PERIOD?

Monthly deductions made after the end of the "Right to Return Policy" period will be allocated against each Sub-account and/or the Guaranteed Interest Account in the same proportion that the Policy's Fund Value held in each bears to the total Fund Value of the Policy on that Business Day.

WHAT EFFECT DOES AN INCREASE IN SPECIFIED AMOUNT HAVE ON THE PER $1,000 SPECIFIED AMOUNT CHARGE?

An additional per $1,000 charge will be determined for each increase in Specified Amount and will be provided in the endorsement issued to reflect that increase. The charge for the Specified Amount in Force reflects any charge attributable to the Initial Specified Amount and to each increase in Specified Amount.

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24. GRACE PERIOD

WHAT IS THE GRACE PERIOD?

The grace period is the time we allow you to pay any amount needed to keep this Policy in force.

WILL I BE NOTIFIED IF I NEED TO PAY ADDITIONAL AMOUNTS TO KEEP THIS POLICY IN FORCE?

Yes. During the first three policy years, we will send a notice of INSUFFICIENT PREMIUM if you must pay an additional amount to keep this Policy in force.

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After the first three policy years, we will send a notice of INSUFFICIENT VALUE if you must pay an additional amount to keep this Policy in force.

IS THERE A MINIMUM MONTHLY PREMIUM?

Yes. The Minimum Monthly Premium is shown in Section 1. The Minimum Monthly Premium after any increase in Specified Amount will be provided in the endorsement issued to reflect that increase. The Minimum Monthly Premium is not reduced after any decrease in Specified Amount.

WHEN ARE THE PREMIUMS I'VE PAID INSUFFICIENT TO KEEP THE POLICY IN FORCE?

(1) On each Monthly Anniversary Day during the first three policy years, we total all premiums paid and subtract any partial surrenders (excluding their fees) and any Debt.

(2)   Then we calculate the sum of:

      (i) the Minimum Monthly Premium shown in Section 1 times the number of months the Policy has been in force; plus
      (ii) any increase in the Minimum Monthly Premium due to an increase in Specified Amount times the number of months that increase has been in effect.

If the amount from (1) above is less than the amount from (2) above, we will send a notice of INSUFFICIENT PREMIUM to the last known address of the Owner or any assignee of record at least 61 days before the Policy ends. The Cash Value of the Policy must also be less than zero for this notice to be sent.

WHAT AMOUNT MUST I PAY AFTER A NOTICE OF INSUFFICIENT PREMIUM IS SENT AND, IS THERE A GRACE PERIOD FOR THAT PAYMENT?

A. After you receive a notice of INSUFFICIENT PREMIUM, you must pay:
   (i) any balance needed on the Monthly Anniversary Day to cover the Minimum Monthly Premium for the following month plus;
   (ii)   an amount equal to 1 Minimum Monthly Premium.

A grace period of 61 days from the date of the notice will be allowed for payment of the above amount. The Policy is in force during the grace period.

WHEN IS THE VALUE OF THE POLICY INSUFFICIENT TO KEEP THE POLICY IN FORCE?

After the first three policy years, on each Monthly Anniversary Day, if the Cash Value is not enough to cover the monthly deduction (see Monthly Deduction
Section 23) for the following month, we will send a notice of INSUFFICIENT VALUE to the last known address of the Owner or any assignee of record at least 61 days before the Policy ends.

WHAT AMOUNT MUST I PAY AFTER A NOTICE OF
INSUFFICIENT VALUE IS SENT AND, IS THERE A GRACE PERIOD FOR THAT PAYMENT?

B.   After you receive a notice of INSUFFICIENT VALUE, you must pay:
     (i)   any balance needed for the monthly deduction plus;
     (ii)  an amount equal to 2 monthly deductions.

A grace period of 61 days from the date of the notice will be allowed for payment of the above amount. The Policy is in force during the grace period.

WHAT HAPPENS IF I DON'T PAY THE AMOUNT DESCRIBED?

If the payment described in A or B above, as applicable, is not received within the grace period, the Policy will end at the end of the grace period and any remaining Cash Value on that date will be refunded.

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25. REINSTATEMENT

IF THE POLICY ENDS AT THE END OF THE GRACE PERIOD, MAY IT BE REINSTATED?

Yes. If the Policy ends at the end of the grace period, the Policy may be reinstated.


PAGE l9

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WHAT IS THE PERIOD OF REINSTATEMENT AND WHAT IS REQUIRED TO REINSTATE THE
POLICY?

Reinstatement may only be done within 5 years after the Monthly Anniversary Day at the beginning of the grace period. We shall need:

(a)   evidence satisfactory to us of the insurability if both Insureds;

(b)   payment of a premium large enough to cover:
      (i) the balance needed as described in subsection A or B of Grace Period, whichever is applicable, (see Section 24 above); and

      (ii) an amount sufficient to keep the Policy in force for at least 1 month from the reinstatement date.

(c) payment or reinstatement of any Debt due us on the Policy, plus payment of interest on any reinstated Debt from the beginning of the grace period to the end of the grace period at the rate which applies to policy loans on the date of reinstatement. This is an annual rate of 5.25% for policy years 1 through 10; 4.75% for policy years 11 and later.

We will reinstate any surrender charge that would have been outstanding on the date of reinstatement had the Policy remained in force.

IF I FULFILL THE ABOVE REQUIREMENTS FOR REINSTATEMENT, WHEN WILL THE POLICY BE REINSTATED?

The reinstatement date will be the Monthly Anniversary Day that falls on, or immediately precedes, the date the application for reinstatement is approved by us.

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26. COST OF INSURANCE

HOW IS THE COST OF INSURANCE DETERMINED?

The cost of insurance is determined on a monthly basis on a Monthly Anniversary Day. It is determined separately for each of the following, in the order shown:

(a)   the Initial Specified Amount; and

(b) each increase in Specified Amount, successively, in the order in which it took effect; and

(c) either (i) or (ii) below, depending upon the Death Benefit Option in effect on the Monthly Anniversary Day:

      (i) if Death Benefit Option 1 is in effect, and excess between the Death Benefit payable on that Day and the Specified Amount then in force; or
      (ii) if Death Benefit Option 2 is in effect, any excess between the Death Benefit payable on that Day less the Fund Value on that Day, less the Specified Amount then in force.

The cost of insurance on a Monthly Anniversary Day for each of (a), (b), (c)(i) and (c)(ii) above is calculated by multiplying its insurance rate (see Insurance Rate section below) by its Amount At Risk (defined below) divided by 1,000. The insurance rate that applies to (c)(i) and (c)(ii) is the same as the rate that applies to the most recent increase in Specified Amount. (If there has been no increase, the rate for the Initial Specified Amount applies.)

WHAT IS THE "AMOUNT AT RISK"?

If Death Benefit Option 1 is in effect, the "Amount At Risk" on the Monthly Anniversary Day is the difference between (1) and (2), where: (1) is the Death Benefit that would have been payable in the event of the death of the surviving Insured on that Day divided by 1.003675; and (2) is the Fund Value on that Day determined as de-scribed in the last paragraph of the Fund Value section before any monthly deduction made on that Day. The Policy's Fund Value on the Monthly Anniversary Day is applied in the order shown to (a), (b) and, if applicable,
(c)(i) above, to determine the Amount At Risk for each. If the Fund Value when so applied equals or exceeds the Initial Specified Amount divided by 1.003675, there is no Amount At Risk for that Initial Specified Amount and no cost of insurance for it. If the Fund Value when so applied equals or exceeds the Initial Specified Amount plus any increase in Specified Amount divided by 1.003675, there is no Amount at Risk for that increase and no cost of insurance for it.

If Death Benefit Option 2 is in effect, the "Amount At Risk" on the Monthly Anniversary Day is the Specified Amount in Force plus the amount described in
(c)(ii) above, if applicable.

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27. INSURANCE RATE

WHAT IS THE INSURANCE RATE FOR THE LNITIAL SPECIFIED AMOUNT BASED ON?

The insurance rate for the Initial Specified Amount is based jointly on both Insureds' gender, age on the Policy Date, "Class of Risk", the number of years since the Policy Date, and the amount of Initial Specified Amount. "Class of Risk" for the Initial Specified Amount is the class of risk to which each Insured belonged on the Policy Date and is shown on Page 1.

WHAT IS THE INSURANCE RATE FOR ANY OPTIONAL INCREASES IN SPECIFIED AMOUNT BASED ON?

The insurance rate for any optional increase in Specified Amount will be based jointly on both Insureds' gender, age on the effective date of the increase, "Class of Risk" on that date, number of years since that date, and the total Specified Amount including the increase.

WHEN ARE MONTHLY INSURANCE RATES REVIEWED AND ON WHAT BASIS ARE ANY CHANGES IN MONTHLY INSURANCE RATES MADE?

Each year we shall review the monthly insurance rates to determine if any change should be made. Monthly insurance rates will be based on our expectations as to future: (a) mortality; (b) investment earnings; (c) expenses, and (d) persistency. But, we guarantee that the insurance rates for the Initial Specified Amount will never be more than the rates shown in the Guaranteed Monthly Insurance Rates for Initial Specified Amount table in Section 2. And, insurance rates for any optional increase in Specified Amount will never be more than the guaranteed rates provided by us at the time the increase takes effect.

WHAT ARE GUARANTEED RATES BASED ON?

All guaranteed rates are based on the 1980 Commissioners Standard Ordinary Age Last Birthday Smoker or Nonsmoker Mortality Tables as applicable, with interest at the rate of 4.5% a year (0.0121%, compounded daily) with appropriate increase for rated risk. Any change in insurance rates will be on a uniform basis for Insureds of the same age, gender and class of risk. Changes in rates and the way in which they are determined will be filed with the insurance supervisory official of the state in which the Policy is delivered.

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28. CONTINUATION OF INSURANCE

IF I DON'T CONTINUE PREMIUM PAYMENTS, HOW LONG WILL THE POLICY BE CONTINUED?

If premium payments are not continued? the Policy will be continued only as long as stated in (a) or (b) below, as applicable:

(a) during the first 3 policy years, if the Cash Value of the Policy is less than zero, as long as the sum of all premiums paid less any partial surrenders (excluding their fees) and less any Debt is equal to or greater than the sum of each Minimum Monthly Premium times the number of in force policy months during which that premium was applicable; or

(b) in all other situations, as long as the Cash Value is sufficient to cover any monthly deductions. (See Grace Period section 24.)

This Continuation of Insurance provision will not continue the Policy beyond the Maturity Date. Nor will it continue any additional benefit rider beyond its date for termination.

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29. DEFINITION OF LIFE INSURANCE TEST

WHAT CRITERIA DOES THE INTERNAL REVENUE CODE USE TO DEFINE THIS POLICY AS LIFE INSURANCE?

In order for the Policy to be deemed "life insurance" according to the Internal Revenue Code of 1986 as now or later amended, one of the following tests must be met.

(1) Cash Value Accumulation Test - The Death Benefit must be greater than or equal to the Fund Value multiplied by the Cash Value Accumulation Test Death Benefit Percentage.

(2) Guideline Premium/Cash Value Corridor Test -The Death Benefit must be greater than or equal to the Fund Value multiplied by the Guideline Premium/Cash Value Corridor Test Death Benefit Percentage. In addition, premium payments less any partial surrenders including their fees may not exceed the Guideline Premium Limit. (See Premiums section 6)

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WHO DECIDES WHICH TEST WILL APPLY TO THIS POLICY?

You elect which of the above tests will apply in the application for the Policy. Once elected it may not be changed for the duration of the Policy.

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30. BASIS OF CALCULATION

WHAT SHOULD I KNOW ABOUT THE BASIS OF CALCULATION?

The method of determining Cash Values, surrender charge and other charges has been filed with the insurance supervisory official of the state in which this Policy is delivered. The values under this Policy are not less than the minimum values required by the law of the state in which the Policy is delivered.

Minimum Cash Values are based on the 1980 Commissioners Standard Ordinary Age Last Birthday Smoker or Nonsmoker Mortality Tables, as applicable and interest at an annual rate of 4.5% a year.

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31. DATES AND POLICY PERIODS

HOW ARE PERIODS MEASURED IN THE POLICY?

Months, years and anniversaries are measured from the Policy Date unless we state otherwise. Policy months start on the same date in each calendar month as the Policy Date. That means if the Policy Date is on the 1st of the month, then each policy month will start on the 1st of the month

WHAT IF THE POLICY DATE IS A DATE THAT DOESN'T OCCUR IN ALL MONTHS, SUCH AS THE 31ST?

If the Policy Date is the 29th, 30th or 31st of a month, there will be some calendar months when there is no such date. For those months the policy month will start on the last day of the calendar month.

Where dates are shown, the numbers stand for month, day and year, in that order. The Policy Date is shown on Page 1.


32. GENERAL PROVISIONS

WHAT MAKES UP THIS CONTRACT?

This Policy is a contract and has been issued in consideration of the application and payment of the first premium (shown in Section 1). The application, a copy of which is attached, and any supplemental applications are a part of the Policy. Any such supplemental application will be attached to the Policy. The Policy, any attached riders and/or endorsements, the application and any supplemental applications make up the entire contract.

The questions in this Policy, including the questions in any rider or endorsement attached hereto, are for purposes of convenience and reference only. They do not form a part of and shall not in any way limit or affect the meaning or interpretation of any of the terms and conditions of this Policy.

HOW DOES THE COMPANY USE THE STATEMENTS I MAKE IN THE APPLICATION?

All statements made in the application will be considered to be representations and not warranties. No statement may be used to make this Policy invalid or to deny a claim under it, unless the statement is contained in the written application, a copy of which must have been attached to the Policy at issue or delivery or on the effective date of any increase in Specified Amount.

WHEN WILL THIS POLICY BE INCONTESTABLE?

With respect to the life of each Insured, this Policy will be incontestable, as to statements made in the application for it, after it has been in force during the lifetime of that Insured for 2 years from its Date of Issue, except as to any provision for benefits in case of disability. But, with respect to the life of each Insured, any optional increase in Specified Amount or any reinstatement will be incontestable, as to statements made in the application for it, only after the increase or reinstatement has been in force during the lifetime of that Insured for 2 years from the date it took effect.



                                                                          PAGE22

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WHAT IF EITHER LNSURED'S AGE OR GENDER HAS BEEN MISSTATED?

If the age, date of birth or gender of either Insured has been misstated, the amount of any Death Benefit will be the sum of (a) and (b), where:

(a)   is the Fund Value on the date of death of the surviving Insured; and

(b) is the Amount At Risk on the last Monthly Anniversary Day, multiplied by the ratio of the insurance rate on the last Monthly Anniversary Day based on the incorrect age or gender to the insurance rate that would have applied on that Day based on the correct age or gender.

A misstatement of age or gender does not affect the Fund Value.

WHAT DOES THE COMPANY PAY IN CASE OF THE SUICIDE OF EITHER INSURED?

If either Insured commits suicide, within 2 years of the Date of Issue, the amount payable by us will be limited to the amount of the premiums paid less:
(a) any Debt; and (b) any partial surrenders and their fees. But, in case of the suicide of either Insured, within 2 years of the date any optional increase in Specified Amount took effect, the amount payable by us with respect to that increase will be limited to its cost.

HOW DOES THE COMPANY HANDLE AN ASSIGNMENT OF THE POLICY?

We shall not be charged with notice of assignment of any interest in this Policy until the assignment (or a copy) is received and recorded by us at our Administrative Office. We are not responsible as to the validity or effect of any assignment. We may rely solely on the statement of the assignee as to the amount of his or her interest. All assignments will be subject to any Debt on this Policy. The interest of any Beneficiary (except an irrevocable beneficiary) or other person will be subordinate to any assignment, whenever made. The assignee will receive any sum payable to the extent of his or her interest.

WHAT MAY THE COMPANY REQUIRE FOR POLICY PAYMENT?

In any settlement of this Policy, by reason of death, surrender, or otherwise, we may require the return of the Policy. Any Debt on this Policy will be deducted when we determine the proceeds.

Due proof of death or disability must be submitted to us at our Administrative Office

WHAT DO RELATIONSHIPS IN ANY DESIGNATION REFER TO?

Relationships used in any Beneficiary or other designation will refer to the Insureds unless the wording indicates otherwise.

WHO HAS THE AUTHORITY TO CHANGE THIS POLICY?

No change in the Policy will be valid until it is approved by one of our executive officers. This approval must be endorsed on or attached to this Policy. No agent or other person has authority to change the Policy, waive any of its provisions or accept representations or information not in the written application.

CAN THE COMPANY POSTPONE CERTAIN PAYMENTS OR TRANSFERS?

We will usually pay any amount payable on surrender, partial surrender or loan within 7 days after we receive written request for the payment at our Administrative Office. We will usually pay any Death Proceeds within 7 days after we receive due proof of death of the last surviving Insured.

But, any payment involving Cash Value in the Guaranteed Interest Account (except when used to pay premiums) may be postponed for up to 6 months from the date we receive the request for a surrender or receive due proof of death. And, any payment involving a determination of Cash Value in Sub-accounts (except when used to pay premiums), may be postponed in any case whenever:

(a) the New York Stock Exchange is closed (except for customary weekend and holiday closings), or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission
      (SEC); or

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(b) the SEC determines that a state of emergency exists, so that valuation of the assets of the Variable Account or disposal of securities is not reasonably practicable.

Transfers among Sub-accounts, and allocations to and against Sub-accounts, also may be postponed under the circumstances described in (a) or (b) above.

WHAT REPORTS WILL THE COMPANY SEND?

We will send a report at least annually to the Owner showing the then current status of the Policy. It will show since the last report: premiums received; expense charges (including any Transfer Charges); cost of insurance and any riders; interest earned on Fund Value in the Loan Account; interest earned on Fund Value in the Guaranteed Interest Account; and any partial surrenders (and their fees).

It will show as of the current report date: Death Benefit; Specified Amount; Cash Value; and any Debt. It will also show as of the current and prior report dates: Fund Value; Sub-account Unit values; Fund Value in the Guaranteed Interest Account; and any other information required by state law or regulation.

We will also send to the Owner any reports required by the Investment Company Act of 1940.

WILL THE COMPANY PROVIDE AN ILLUSTRATION WHICH PROJECTS FUTURE BENEFITS AND VALUES?

Yes. We will provide a projection of illustrative future benefits and values at any time after the first policy anniversary upon: (a) written request; and (b) payment of a service fee. The fee will be the one then in effect for this service, but in no case more than $25. The illustration will be based on (a) the current Policy status as to Specified Amount, Death Benefit Option and scheduled premiums; and (b) any other assumptions that are needed and that we agree to.


IS THIS POLICY ELIGIBLE TO EARN DIVIDENDS?

No, this Policy is nonparticipating and does not earn any dividends.

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33. SETTLEMENT OPTIONS

WHAT IS A SETTLEMENT OPTION?

Instead of being paid in a single sum, you may elect to receive any death or surrender proceeds from this Policy in the form of a Settlement Option. If you elect a Settlement Option in the form of income payments, the dollar amount of the payments and how long will we pay them (for example, over the lifetime of a single Payee or joint Payees), will depend on the terms of that settlement.

CAN ANY PROCEEDS BE PAID IN A SINGLE SUM?

Yes, if one of the Settlement Options described below is not elected, any death or surrender proceeds will be paid in a single sum.

WHOM CAN I SELECT AS THE PAYEE UNDER A SETTLEMENT OPTION?

Any natural person (not a business entity or trust) in his or her own right. The Payee must be the person to whom proceeds are payable under this Policy.

WHEN CAN I ELECT A SETTLEMENT OPTION?

At any time while either Insured is living, you may elect to have the proceeds paid under one of the Settlement Options described below.

HOW CAN I ELECT OR CHANGE A SETTLEMENT OPTION FOR DEATH PROCEEDS?

You may choose an option or change a prior election while either Insured is living by sending written request to us at our Administrative Office. However, we must record this choice or change. You do not need to return the Policy to us to make the choice or change unless we ask for it.

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WHAT IS THE MINIMUM AMOUNT OF PROCEEDS I CAN ELECT TO HAVE APPLIED TOWARD ONE OF THESE SETTLEMENT OPTIONS?

The amount of proceeds applied toward any of these Settlement Options must be at least $1,000.

CAN THE PAYEE CHOOSE A SETTLEMENT OPTION?

Yes, if the Payee was to receive the proceeds in a single sum, the Payee may instead choose one of the Settlement Options for proceeds not yet paid. This must be done by written request to us at our Administrative Office not more than 1 month after the proceeds become payable.

WHAT SETTLEMENT OPTIONS ARE AVAILABLE?

-- Option 1. Interest Income - Under this option, we hold the proceeds and credit the interest earned on those proceeds to the Payee. We set the rate of interest for each year, but that rate will never be less than 2 3/4% a year. This option will continue until the earlier of the date the Payee dies or the date you elect another Settlement Option.

-- Option 2. Income for Specified Period - Under this option, the Payee receives an income for the number of years chosen. We then calculate an income that will be based on the Minimum Monthly Income Table 2 for that period. Note that the longer the period selected (i.e. number of years) the lower the dollar amount per $1,000 of proceeds. Payments may be increased by additional interest as we may determine for each year.

-- Option 3. Single Life Income - Under this option, a number of years called the period certain is chosen. We will then pay income to a single Payee for as long as that Payee lives or for the number of years chosen (the period certain), whichever is longer. If the Payee dies after the of end of the period certain, the income payments will stop.

The period certain elected may be:
(a)   0, 10, or 20 years; or
(b) until the total income payments equal the proceeds applied (this is called a refund period certain).

The amount of the income payments will be figured by us on the date the proceeds become payable. This amount will be at least as much as the applicable amount shown in the Minimum Monthly Income Table 3. The income amounts are based on the 1983 Table a (discrete functions, without projections for future mortality) with 3 1/2(degree)/o interest.

If the income payments for the period certain elected are the same as income payments based on another available longer period certain, we will deem an election to have been made for the longer period certain.

Option 3A. Joint Life Income - We pay income during the joint lifetime of two people (the Payee and another person). That means if one person dies, we will continue to pay the same income (or a lesser income) to the survivor for as long as the survivor lives.

The survivor may receive the same dollar amount that we were paying before the first Payee died or two-thirds of that amount depending on the election made at the time of settlement. Note that if the lesser (two-thirds) amount paid to the survivor is elected, the dollar amount payable while both persons are living will be larger than it would have been if the same amount paid to the survivor had been elected.

The amount of income payable while both persons are living (the joint lifetime) will be figured by us on the date the proceeds become payable. This amount will be at least as much as the applicable amount shown in the Minimum Monthly Income Table 3A. The minimum income amounts are based on the 1983 Table a (discrete functions, without projections for future mortality) with 3 1/2% interest.

If a person for whom Option 3A is chosen dies before the first income amount is payable, the survivor will receive settlement instead under Option 3 with 10 years certain.

Option 4. Income of Specified Amount - Under this Option, the dollar amount of the income payments is chosen. We will pay that amount for as long as the proceeds and interest last; but, the dollar amount chosen must add up to a yearly amount of at least 10% of the proceeds applied. Interest will be credited annually on the balance of the proceeds. We set the rate of interest for each year, but that rate will never be less than 2 3/4% a year.

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ARE ANY OTHER SETTLEMENT OPTIONS AVAILABLE?

Yes, the proceeds may be settled under any other option we may agree to.

HOW OFTEN WILL THE PAYEE RECEIVE INCOME PAYMENTS?

Payment will be made monthly unless quarterly, semi-annual or annual payment is requested by you (or the Payee) when the option is chosen. If payments of the chosen frequency would be less than $25 each, we may use a less frequent payment basis.

Multiply the monthly payment by the appropriate factor to obtain less frequent payment amounts.

                                                      Ann.        Semi-       Quar-
                                                                  Ann.        terly
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OPTION 2                                              11.85       5.97        2.99
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OPTION 3            0 Years Certain                   11.68       5.90        2.97
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OPTION 3            20 Years Certain, or              11.80       5.95        2.99
                    Refund Period Certain
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OPTION 3            10 Years Certain or               11.74       5.92        2.97
                    OPTION 3A

WILL I (OR THE PAYEE) RECEIVE AN EXPLANATION OF THE SETTLEMENT OPTION?

Yes, you (or the Payee) will receive a supplementary contract when the proceeds are settled under one of these options. The contract will state the terms of the settlement.

WHAT WILL BE PAID WHEN THE PAYEE DIES AFTER THE EFFECTIVE DATE OF THE SUPPLEMENTARY CONTRACT?

The amount payable under each Option at the Payee's death will be paid as stated below in a single sum to the Payee's executors or administrators unless otherwise provided in the settlement approved by us at the time it was chosen.

Option 1 or 4 - Any unpaid proceeds and interest to the date of death.


Option 2 or 3 - The amount which, with compound annual interest, would have provided any future income premiums for: (a) the specified period (Option 2); or
(b) the specified period certain (Option 3). Interest will be at the rate or rates assumed in computing the amount of income.

WHAT ELSE SHOULD I KNOW ABOUT SETTLEMENT OPTIONS?

Before we pay Option 3 or 3A, we shall need proof of age of the Payee(s) which satisfies us.

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MINIMUM MONTHLY INCOME TABLES
These Tables show the minimum monthly income per $1,000 of proceeds applied under the applicable option.

Table 2 - Income for a Specified Period Option

Years                           Monthly                   Years                  Monthly
                                 Amount                                          Amount
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1                               $84.37                     11                    $8.75
2                                42.76                     12                     8.13
3                                28.89                     13                     7.60
4                                21.96                     14                     7.15
5                                17.80                     15                     6.76
6                                15.03                     16                     6.41
7                                13.06                     17                     6.11
8                                11.58                     18                     5.85
9                                10.42                     19                     5.61
10                                9.50                     20                     5.39

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TABLE 3 - SINGLE LIFE INCOME OPTION.

The life income shown is based on the Payee's age last birthday on the due date of the first income payment.
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10 Years Certain                 20 Years Certain               10 Years Certain                20 Years Certain
Male        Female       AGE     Male      Female               Male       Female       AGE     Male      Female

$3.21       $3.14        10      $3.20     $3.13                $3.74      $3.56        35      $3.71     $3.55
 3.22        3.15        11       3.21      3.14                 3.78       3.59        36       3.75      3.58
 3.23        3.16        12       3.23      3.15                 3.82       3.62        37       3.78      3.61
 3.24        3.17        13       3.24      3.17                 3.86       3.65        38       3.82      3.64
 3.26        3.18        14       3.25      3.18                 3.90       3.69        39       3.85      3.67

 3.27        3.19        15       3.27      3.19                 3.94       3.72        40       3.89      3.70
 3.29        3.20        16       3.28      3.20                 3.99       3.76        41       3.93      3.73
 3.30        3.22        17       3.30      3.21                 4.04       3.80        42       3.98      3.77
 3.32        3.23        18       3.31      3.23                 4.09       3.84        43       4.02      3.81
 3.34        3.24        19       3.33      3.24                 4.14       3.88        44       4.06      3.84

 3.36        3.26        20       3.35      3.25                 4.20       3.92        45       4.11      3.88
 3.37        3.27        21       3.37      3.27                 4.25       3.97        46       4.16      3.93
 3.39        3.29        22       3.38      3.28                 4.31       4.02        47       4.21      3.97
 3.41        3.30        23       3.40      3.30                 4.38       4.07        48       4.26      4.01
 3.43        3.32        24       3.42      3.32                 4.44       4.12        49       4.31      4.06

 3.46        3.34        25       3.45      3.33                 4.51       4.18        50       4.37      4.11
 3.48        3.36        26       3.47      3.35                 4.58       4.24        51       4.42      4.16
 3.50        3.38        27       3.49      3.37                 4.66       4.30        52       4.48      4.21
 3.53        3.40        28       3.52      3.39                 4.74       4.36        53       4.54      4.27
 3.56        3.42        29       3.54      3.41                 4.82       4.43        54       4.60      4.32

 3.58        3.44        30       3.57      3.43                 4.91       4.51        55       4.66      4.38
 3.61        3.46        31       3.59      3.45                 5.00       4.58        56       4.72      4.44
 3.64        3.49        32       3.62      3.48                 5.10       4.66        57       4.78      4.51
 3.67        3.51        33       3.65      3.50                 5.20       4.75        58       4.85      4.57
 3.71        3.54        34       3.68      3.52                 5.31       4.84        59       4.91      4.64

10 Years Certain                20 Years Certain               0 Years Certain
Male       Female    AGE        Male      Female               Male       AGE    Female

$5.42      $4.93     60        $4.97     $4.71                 $3.46      25     $3.34
 5.54       5.04     61         5.04      4.77                  3.59      30      3.44
 5.67       5.14     62         5.10      4.84                  3.75      35      3.57
 5.80       5.25     63         5.16      4.91                  3.96      40      3.73
 5.94       5.37     64         5.22      4.98                  4.22      45      3.93

 6.08       5.50     65         5.28      5.05                  4.56      50      4.20
 6.23       5.63     66         5.33      5.12                  4.99      55      4.54
 6.38       5.77     67         5.38      5.19                  5.57      60      5.00
 6.54       5.92     68         5.43      5.25                  6.39      65      5.64
 6.71       6.07     69         5.48      5.32                  7.53      70      6.53

 6.88       6.23     70         5.52      5.38
 7.05       6.40     71         5.55      5.43
 7.22       6.58     72         5.59      5.48                       Refund Period
 7.40       6.76     73         5.62      5.53                          Certain
 7.57       6.95     74         5.64      5.57                 Male       AGE    Female
                                                               --------------------------
 7.75       7.15     75         5.66      5.60                 $3.44      25     $3.33
 7.92       7.34     76         5.68      5.63                  3.56      30      3.42
 8.09       7.54     77         5.70      5.66                  3.70      35      3.54
 8.26       7.74     78         5.71      5.68                  3.88      40      3.69
 8.42       7.94     78         5.72      5.70                  4.11      45      3.87

 8.57       8.14     80+        5.73      5.71                  4.38      50      4.11
                                                                4.73      55      4.40
                                                                5.18      60      4.78
                                                                5.76      65      5.28
                                                                6.52      70      5.94


* AND UNDER
+ AND OVER
The minimum income for any age not shown in the 0 Years Certain and Refund Period Certain columns is calculated on the same mortality and interest assumptions as the minimum income ages shown and will be quoted on request.

--------------------------------------------------------------------------------

TABLE 3A - JOINT LIFE INCOME OPTION

The income shown is based on the ages (at last birthday on the due date of the first income payment) of the 2 persons during whose joint lifetime payments are to be made.

---------------------------------------------------------------------------------------------------------------------------
SAME INCOME CONTINUED TO SURVIVOR                                 TWO-THIRDS OF INCOME CONTINUED TO SURVIVOR
------------------------------------------------------------      ---------------------------------------------------------
 AGE                                                               AGE
  OF                       AGE OF MALE                              OF                          AGE OF MALE
FEMALE                                                            FEMALE
          50         55        60         65        70                        50        55         60        65         70
------------------------------------------------------------      ---------------------------------------------------------
50      $3.89      $3.98      $4.04      $4.09     $4.13          50         $4.20     $4.35      $4.51     $4.69     $4.89
55       4.03       4.16       4.27       4.36      4.42          55          4.36      4.54       4.73      4.95      5.18
60       4.16       4.34       4.51       4.66      4.78          60          4.55      4.76       4.99      5.25      5.53
65       4.27       4.51       4.76       4.99      5.20          65          4.76      5.01       5.29      5.62      5.97
70       4.37       4.66       4.99       5.34      5.67          70          4.99      5.28       6.04      6.04      6.49

The minimum income for any other combination of ages or for 2 persons of the same gender are calculated on the same mortality and interest assumptions as the minimum income for the combination of ages shown and will be quoted on request.

This is a LAST SURVIVOR FLEXIBLE PREMIUM VARIABLE LIFE TO MATURITY DATE POLICY. Specified Amount may be increased or decreased. Net premiums may be allocated to one or more Sub-accounts of the Variable Account or to the Guaranteed Interest Account. If the values have been sufficient to continue the Policy in force: death proceeds are payable in event of death of the surviving Insured (no benefit is payable upon the death of the first insured to die) before the Maturity Date; Cash Value, if any, is payable if either Insured is living at the Maturity Date. Death Benefit and Policy Values reflect investment results. Flexible premiums until the Maturity Date. Nonparticipating (no dividends payable).

B1-98